EXHIBIT 5.1

May 16, 2012

Facebook, Inc.

1601 Willow Road

Menlo Park, California 94025

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-179287) (the “Registration Statement”) filed by Facebook, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 1, 2012, as subsequently amended on February 8, 2012, March 7, 2012, March 27, 2012, April 23, 2012, May 3, 2012, May 9, 2012, May 15, 2012 and May 16, 2012, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 484,418,657 shares of the Company’s Class A Common Stock (the “Stock”), consisting of (i) up to 183,094,842 shares of the Company’s Class A Common Stock that will be issued by the Company (the “Company Shares”) and (ii) up to 301,323,815 shares of the Company’s Class A Common Stock (collectively, the “Selling Stockholders’ Shares”) that will be sold by certain selling stockholders of the Company (the “Selling Stockholders”), which number of Selling Stockholders’ Shares includes (a) an aggregate of up to 271,123,815 presently issued and outstanding shares to be sold by certain Selling Stockholders and (b) an aggregate of up to 30,200,000 shares which are not now issued or outstanding but are issuable upon the exercise of an outstanding option held by a Selling Stockholder.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)

The Company’s Eleventh Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 1, 2010 (the “Current Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the consummation of the sale of the Stock (the “Post-Effective Restated Certificate”);

(2)

The Company’s Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Current Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will become effective upon, the consummation of the sale of the Stock (the “Post-Effective Restated Bylaws”);

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

Facebook, Inc.

May 16, 2012

(4)	The preliminary prospectus, dated May 16, 2012, prepared in connection with the Registration Statement (the “Prospectus”);

(5)	The underwriting agreement to be entered into by and among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC, as representative of the several underwriters;

(6)

Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Current Certificate, (ii) the Post-Effective Restated Certificate, (iii) the Current Bylaws, (iv) the Post-Effective Restated Bylaws, (v) the Registration Statement and the authorization, issuance and sale of Company Shares pursuant to the Registration Statement, (vi) the authorization and issuance by the Company of the outstanding Company Shares, (vii) the authorization and issuance by the Company of Selling Stockholders’ Shares (or the authorization of the issuance by the Company of Selling Stockholders’ Shares consisting of shares of Stock issuable upon exercise of a currently outstanding option) that are to be sold by the Selling Stockholders pursuant to the Registration Statement, and (viii) stock, stock option or other plans and agreements under which Selling Stockholders’ Shares have been, or are to be, issued by the Company;

(7)

The stock records of the Company that the Company has provided to us (consisting of a list of stockholders, optionholders and restricted stock unit holders that was prepared by the Company as of even date herewith, respecting the Company’s capital stock and any rights to purchase capital stock and verifying the number of such issued and outstanding securities);

(8)	The agreements pursuant to which the Selling Stockholders’ Shares were originally issued or may be issuable;

(9)

A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated May 15, 2012, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”);

(10)	A management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”); and

(11)	The custody agreements and powers of attorney signed by the Selling Stockholders in connection with the sale of the Selling Stockholders’ Shares described in the Registration Statement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Facebook, Inc.

May 16, 2012

The Company’s capital stock is uncertificated. We assume that issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the shares of Stock will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

1.	The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

2.

The up to 183,094,842 Company Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable;

3.	The up to 271,123,815 Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

4.

The up to 30,200,000 Selling Stockholders’ Shares to be issued by the Company upon the exercise of an option by a Selling Stockholder and to be sold by the Selling Stockholder pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

Facebook, Inc.

May 16, 2012

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP